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Exhibit 3(a). Principal Underwriting Agreement by and between Companion Life
Insurance Company, on its own behalf and on behalf of the Variable Account, and Mutual of Omaha Investor Services, Inc.
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                       PRINCIPAL UNDERWRITING AGREEMENT
                       --------------------------------

                       COMPANION LIFE SEPARATE ACCOUNT B


PRINCIPAL UNDERWRITING AGREEMENT effective as of October 1, 2000, by and between COMPANION LIFE INSURANCE COMPANY ("COMPANION") on its own behalf and on behalf of COMPANION SEPARATE ACCOUNT B ("ACCOUNT") and MUTUAL OF OMAHA INVESTOR SERVICES, INC. ("UNDERWRITER").

WHEREAS:

          The ACCOUNT was established under authority of a resolution of COMPANION's Board of Directors on August 27, 1996, in order to set aside and invest assets attributable to certain variable life contracts ("Contracts") issued by COMPANION;

          COMPANION has registered the ACCOUNT as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act") and has registered the Contracts under the Securities Act of 1933 (the "1933 Act");

          UNDERWRITER is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

          COMPANION and the ACCOUNT desire to have the Contracts sold and distributed through UNDERWRITER and UNDERWRITER is willing to sell and distribute such Contracts under the terms stated herein; and

          UNDERWRITER desires to have COMPANION perform certain services in connection with the sale of the Contracts;

NOW, THEREFORE, the parties agree as follows:

A.   UNDERWRITER APPOINTMENT. COMPANION appoints UNDERWRITER, and UNDERWRITER
     -----------------------
     agrees to serve as, distributor and principal underwriter of the Contracts during the term of this Agreement. UNDERWRITER will be under no obligation to effectuate any particular amount of sales of Contracts or to promote or to make sales, except to the extent that COMPANION deems advisable. UNDERWRITER shall be responsible for carrying out its sales and underwriting obligations hereunder in continued compliance with the NASD Rules of Fair Practice and federal and state securities laws.

B.   RETAIL BROKER-DEALER AGREEMENTS
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B.1    COMPANION authorizes UNDERWRITER to enter into separate written agreements, on terms and conditions UNDERWRITER determines are not inconsistent with this Agreement, with independent broker-dealers who are registered as such under the 1934 Act and are members of the NASD, and who agree to participate in the distribution of the Contracts and to use their best efforts to solicit applications for the Contracts. UNDERWRITER and COMPANION may also enter into consulting and/or wholesale agreements with other distributors to obtain assistance in locating independent broker-dealers who are willing to enter into retail broker-dealer agreements for the sale of Contracts.
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B.2    Each retail broker-dealer agreement shall require that each retail broker-dealer shall be responsible for carrying out its sales obligations hereunder in compliance with the NASD Rules of Fair Practice and federal and state securities laws, and specifically shall be fully responsible for:

          (a) ensuring that no person shall offer or sell the Contracts on the retail broker-dealer's behalf until such person is duly registered as a representative of such retail broker-dealer, duly appointed by COMPANION, and appropriately licensed, registered or otherwise qualified to offer and sell such Contracts under the federal securities laws and any applicable securities laws of each state or other jurisdiction in which such Contracts may be lawfully sold, in which COMPANION is licensed to sell the Contracts and in which such person shall offer or sell the Contracts (such persons hereinafter referred to as "Representatives"); and

               (b) training, supervising, and controlling of all such persons for purposes of complying on a continuous basis with the NASD Rules of Fair Practice and with federal and state securities law requirements applicable in connection with the offering and sale of the Contracts. In this connection, the retail broker-dealer shall:

          (1) conduct its training (including the preparation and utilization of training materials) as in the opinion of UNDERWRITER is necessary to accomplish the purposes of this Agreement;

          (2) establish and implement reasonable written procedures for supervision of sales practices of agents, representatives or brokers selling the Contracts; and

          (3) take reasonable steps to ensure that its associated persons shall not make recommendations to an applicant to purchase a Contract and shall not sell a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. Without limiting any of the following, a determination of suitability shall be based upon information furnished after reasonable inquiry of the applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood of whether the applicant will persist with the Contract for such a period of time that COMPANION's acquisition costs are amortized over a reasonable period of time. COMPANION and UNDERWRITER will rely on the signature of a principal of the retail broker-dealer as evidence that the broker-dealer has made a reasonable determination of suitability.

B.3 Each retail broker-dealer shall provide that the only information or representations made concerning the Contracts are those contained in the Registration Statement and prospectus filed with the SEC or are contained in sales or promotional material approved by COMPANION and UNDERWRITER.

B.4 Applications for Contracts solicited by retail broker-dealers through their Representatives shall be forwarded to COMPANION. All payment for Contracts shall be remitted promptly to COMPANION as agent for UNDERWRITER.

          B.5 Each broker-dealer who agrees to participate in the distribution of the Contracts shall act as an independent contractor and nothing herein shall constitute such broker-dealer or its agents or employees as employees of UNDERWRITER or COMPANION in connection with the sale of Contracts.
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     B.6  COMPANION shall apply for the proper insurance licenses in the appropriate states or jurisdictions for the Representatives associated with UNDERWRITER or with other independent retail broker-dealers which have entered into agreements with UNDERWRITER for the sale of Contracts, provided that COMPANION reserves the right to refuse to appoint any proposed Representative as an agent or broker, or to terminate a Representative once appointed.

C.   PROSPECTUSES AND PROMOTIONAL MATERIAL.
     -------------------------------------

     C.1 COMPANION shall furnish UNDERWRITER with copies of all prospectuses, financial statements and other documents and materials which UNDERWRITER reasonably requests for use in connection with the distribution of Contracts. COMPANION shall have responsibility for the preparation, filing and printing of all required prospectuses and/or registration statements in connection with the marketing or sales of the Contracts, and the payment of all related expenses. UNDERWRITER will, at COMPANION's sole expense, execute such papers and do such acts and things that shall from time to time be reasonably requested by COMPANION for the purpose of maintaining the registration of the Contracts under the 1933 Act and the Account under the 1940 Act, and qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state.

     C.2 UNDERWRITER and COMPANION shall cooperate fully in designing, drafting and reviewing of sales promotion materials. UNDERWRITER shall only use such materials that have been provided or approved by COMPANION. UNDERWRITER will make timely filings with the SEC, NASD and any other securities regulatory authorities of any sales literature or materials relating to the Account as required by law to be filed.

     C.3 COMPANION, on behalf of UNDERWRITER, will make timely filings with those state securities regulatory authorities of any information related to the Contracts as required by such state's Blue Sky laws in order to qualify and maintain qualification of the Contracts for sale in such state.

D.   REPRESENTATIVES RECORDS. COMPANION, on behalf of UNDERWRITER, shall have
     -----------------------
     the responsibility for maintaining the records of Representatives licensed, registered or otherwise qualified to sell the Contracts.

E.   OTHER RECORDS. COMPANION agrees to maintain all required books of account
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     and related financial records on behalf of UNDERWRITER. All such books of account and records shall be maintained and preserved pursuant to 1934 Act Rules 17a-3 and 17a-4 (or the corresponding provisions of any future federal securities laws or regulations). All such books and records shall be maintained by COMPANION on behalf of and as agent for UNDERWRITER whose property they are and shall remain for all purposes and shall at all times be subject to reasonable periodic, special or other examination by the SEC and all other regulatory bodies having jurisdiction. COMPANION also agrees to send to UNDERWRITER's customers all required confirmations of customer transactions.

F.   COMPENSATION.
     ------------

     F.1 As compensation for UNDERWRITER's assuming its distribution expenses and performing the services to be assumed and performed by it pursuant to this Agreement, UNDERWRITER shall receive from COMPANION such amounts and at such times as may from time to time be agreed upon in writing by UNDERWRITER and COMPANION.

     F.2 COMPANION will, on behalf of UNDERWRITER and on its account, in connection with the sale of the Contracts, pay all amounts (including the sales commissions described in the Prospectus for the Contracts) due to Representatives or to those broker-dealers who have entered into a standard form Retail Broker-Dealer Agreement with UNDERWRITER and COMPANION, and UNDERWRITER shall have no interest whatsoever in, nor any obligation to pay, such accounts.

     F.3 As compensation for its services performed and expenses incurred under this Agreement, COMPANION will receive all amounts charged as sales charges under the Contracts. It is understood that COMPANION assumes the risk that the above compensation for its services may not prove sufficient to cover its actual expenses in connection therewith.

G.   INVESTIGATION AND PROCEEDINGS. UNDERWRITER and COMPANION agree to cooperate
     -----------------------------
     fully in any customer complaint, insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts distributed under this Agreement. UNDERWRITER and COMPANION further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceeding or any judicial proceeding with respect to UNDERWRITER, COMPANION, their affiliates and their Representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with Contracts distributed under this Agreement. Such cooperation shall include prompt notification to the other party of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding received in connection with any activity in connection with any such Contract.

H.   INDEMNIFICATION.
     ---------------

H.I COMPANION and UNDERWRITER each, as the indemnifying party, agree to indemnify and hold harmless, as the indemnified party, the other and the other's directors and officers against any and all losses, claims, damages, liabilities (including amounts paid in settlement by the indemnified party with the written consent of the indemnifying party) or litigation (including reasonable legal expenses and expenses of counsel chosen by the indemnified party and consented to by the indemnifying party, which consent shall not be unreasonably withheld, and other reasonable expenses), to which the indemnified party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related directly or indirectly to the sale or distribution of the Contracts and:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), for which the indemnifying party is responsible or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the indemnifying party by the indemnified party for use in the Registration Statement, Prospectus, Contracts or sales literature for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or

     (b) arise as the result of any failure by the indemnifying party to provide the services and furnish the materials under the terms of this Agreement; or

     (c) arise out of or result from any material breach or representation and/or warranty made by the indemnifying party in this Agreement or arise out of or result from any other material breach of this Agreement by the indemnifying party, as limited by and in accordance with the provisions of Sections H. 1(a) and H. 1(b) hereof; or

     (d) arise out of wrongful conduct of the indemnifying party or persons under its control with respect to the Registration Statement, Prospectus, materials furnished, or this Agreement.
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H.2  The indemnifying party shall not be liable under this Indemnification
     Provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against the indemnified party as such may arise from the indemnified party's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reasons of its reckless disregard, obligations or duties under this Agreement.

H.3 The indemnifying party shall not be liable under this Indemnification Provision with respect to any claim made against the indemnified party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than on account of this Indemnification Provision. In case any such action is brought against the indemnified party, the indemnifying party shall be entitled to participate at the indemnifying party's own expense, in the defense of such action. The indemnifying party shall be entitled to assume the defense thereof, at the indemnifying party's own cost and expense, with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of the election by the indemnifying party to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the indemnified party under this Agreement for any legal or other expenses subsequently incurred by the indemnified party independently in connection with the defense thereof other than reasonable costs of investigation.

H.4 The indemnified party will promptly notify the indemnifying party of the commencement of any litigation or proceedings against it in connection with the issuance for sale of the Contracts.

I.   TERMINATION. This Agreement may be terminated at any time by either party
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     upon 60 days written notice to the other party, without the payment of any penalty. This Agreement shall terminate automatically if it shall be assigned. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the obligation to settle accounts hereunder, including commissions on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to obligations received by COMPANION prior to termination, and the agreements contained in Section G, above.

J.   REGULATION. This Agreement shall be subject to the provisions to the 1940
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     Act and the 1934 Act and the rules, regulations and rulings thereunder and of the NASD, from time-to-time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.

     UNDERWRITER shall submit to all regulatory and administrative bodies having jurisdiction over the operations of the Accounts, present or future, any information, reports or other material which such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

K.   SEVERABILITY. If any provisions of this Agreement shall be held or made
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     invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
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L.   APPLICABLE LAW. This Agreement shall be construed and enforced in
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     accordance with and governed by the laws of the State of Nebraska.


Signed by the parties.

COMPANION LIFE INSURANCE COMPANY         MUTUAL OF OMAHA INVESTOR SERVICES, INC.


By:            /s/ Randall C. Horn       By:            /s/ Richard A. Witt

Print Name:    Randall C. Horn           Print Name:    Richard A. Witt

Title:         President                 Title:         President

Date:          September 25, 2000        Date:          September 25, 2000
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                         COMPENSATION SCHEDULE to the

                   PRINCIPAL UNDERWRITING AGREEMENT between

                       COMPANION LIFE INSURANCE COMPANY

                                 ("COMPANION")

                                      and

                    MUTUAL OF OMAHA INVESTOR SERVICES, INC.
                                ("UNDERWRITER")

                                      for

                       COMPANION LIFE SEPARATE ACCOUNT B

             Compensation Schedule Effective Date: October 1, 2000

For Services Rendered by UNDERWRITER to COMPANION on COMPANION'S own behalf and on behalf of COMPANION LIFE SEPARATE ACCOUNT B, COMPANION shall pay to
UNDERWRITER:

     1.   UNDERWRITER's actual costs of performing its obligations hereunder;
          and

     2.   0. 1% of the net premium received on Contracts.

This compensation schedule shall remain in effect until amended by mutual agreement of the parties.